Exh 10-a



                       ULTRADATA SYSTEMS, INCORPORATED


                              SERIES B PREFERRED

                           STOCK PURCHASE AGREEMENT

                           DATED AS OF JUNE 1, 2006

This STOCK PURCHASE AGREEMENT is made as of the 1st day of June, 2006, by and between ULTRADATA SYSTEMS, INCORPORATED, a Delaware corporation (the "Company"), RW DATA, INC., a Delaware corporation (the
"Subsidiary) and WARNER TECHNOLOGY & INVESTMENT CORP., a New Jersey corporation ("Investor").

	WHEREAS the Company has agreed to issue and sell, and the Investor has agreed to purchase, 210,000 shares (the "Shares") of the Company's authorized but unissued Series B Preferred Stock, $.01 par value per share (the "Series B Preferred Stock") on the terms and conditions set forth in this Agreement; and

	WHEREAS, the parties anticipate that the assets and liabilities of the Company existing prior to the sale of the Shares will be transferred and assigned to the Subsidiary;

	NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1:  DEFINITIONS

In this Agreement, the following terms have the meanings assigned:

	1.1 "Assignment and Assumption Agreement" refers to the agreement between the Company and the Subsidiary pursuant to which the Company shall transfer its assets to and secure the assumption of its liabilities by the Subsidiary, as set forth as Appendix A hereto.

        1.2 "Closing" and "Closing Date" have the meanings ascribed thereto at Section 2.3 hereof.

	1.3 "Management Agreement" means the agreement dated as of the Closing Date among the Company, the Subsidiary and certain officers of the Company providing for the management of the Subsidiary and other matters, as set forth as Appendix C hereto.

        1.4 "Person" means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

        1.5 "SEC" means the U.S. Securities and Exchange Commission and "Securities Act" means the Securities Act of 1933.

        1.6 "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

        (i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

	(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

	(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

	1.7 "Tax Return" means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                        ARTICLE II:  PURCHASE AND SALE

	2.1	PURCHASE AND SALE.  Prior to the Closing, the Company shall
file with the Secretary of State of Delaware a Certificate of Designation of Series B Convertible Preferred Stock in the form annexed hereto as Appendix B. Upon and subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements herein contained, on the Closing Date (as defined below), Investor shall purchase from the Company, and the Company shall issue and sell to the Investor, the Shares.

	2.2	PURCHASE PRICE; ESCROW.  The purchase price for the Shares
shall be Two Hundred Ten Thousand Dollars ($210,000), $60,000 of which will be paid to the Company in cash at the Closing, and the balance ($150,000) of which shall be paid in cash to Robert Brantl, the Company's counsel ("Escrow Agent"), to be held in escrow and disbursed as follows: first, to pay the Company's debt to Golden Gate Investors, Inc. ("Golden Gate"), and second to the Subsidiary to pay Company obligations which it will have assumed pursuant to the Assignment and Assumption Agreement.

	2.3 	CLOSING.  The closing of the purchase and sale of the
Shares (the "Closing") shall take place as soon as practicable following the satisfaction or waiver of each of the conditions set forth in Section 5 hereof (the "Closing Date"). In no event shall the Closing take place later than May 31, 2006. The Closing shall take place at the offices of American Union Securities, Inc., 100 Wall Street, New York, NY or at such other location as the Parties agree.

	2.4	CLOSING DOCUMENTS.  At the Closing, the Parties will
deliver the following documents:

        (a)  Deliveries by the Company.  The Company shall deliver to
Investor:
              (i) Stock Certificates for the Shares, registered in the name of the Investor;

              (ii) Certain Directors' resolutions and resignations, as described in Section 5.2 hereof; and

              (iii) Any other documents and instruments reasonably requested by the Investor to consummate the transactions contemplated herein.

        (b)  Deliveries by the Investor. The Investor shall deliver to the
Company:
              (i) Cash by wire transfer to the account of the Escrow Agent in the amount of $150,000 and to the Company in the amount of $60,000;

              (ii) Any other documents and instruments reasonably requested by the Company to consummate the transactions contemplated herein.

	2.5 RESTRICTIONS ON RESALE. The Shares will not be registered under the Securities Act or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) the Investor receives an opinion of counsel for the Company that an exemption from the registration requirements of the Securities Act is available.

	The certificates representing the Shares which are being issued to the Investor shall contain a legend substantially as follows:

        "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT
        WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR ULTRADATA SYSTEMS, INCORPORATED RECEIVES AN OPINION OF COUNSEL THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

              ARTICLE 3:  REPRESENTATIONS AND WARRANTIES OF THE
                          COMPANY AND THE SUBSIDIARY

The Company and the Subsidiary hereby represent and warrant, jointly and severally, to the Investor that the following representations and warranties are true and accurate; and each of the Company and the Subsidiary acknowledges and confirms that the Investor is relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without same:

        3.1 ORGANIZATION AND STANDING. Each of the Company and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now
conducted.   The Company is duly qualified to transact business and is
in good standing in the State of Missouri.

        3.2 CAPACITY AND AUTHORITY. Company has the necessary capacity and right to execute this Agreement and to sell and issue the Shares to the Investor, free and clear of all Liens, charges, and any other rights of others. All corporate action required on the part of each of the Company and the Subsidiary necessary for the authorization, execution, delivery and performance of this Agreement by the Company has been taken.

        3.3 CAPITALIZATION. The authorized capital of the Company (collectively, "Company Stock") consists of the following:

        (a) 50,000,000 shares of Common Stock, $.01 par value per share, 16,355,421 of which are issued and outstanding as of the date of this Agreement;

        (b) 5,000,000 shares of Series A Preferred Stock, $.01 par value per share, none of which are outstanding;

        (c) 210,000 Shares of Series B Preferred Stock, none of which are outstanding and all of which are reserved for issuance under this Agreement; and

        (d) 150,000 Share of Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock") none of which are outstanding and all of which are reserved for issuance under the Management Agreement.

        3.4 SUBSIDIARIES. The authorized capital of the Subsidiary consists of 10,000 shares of Common Stock, all of which are owned beneficially and of record by the Company. The Company does not have ownership interest in any other Person.

        3.5 NO CONFLICT. Neither the execution and delivery of this Agreement by the Company or the Subsidary, nor the execution and delivery by the Company and the Subsidiary of the Management Agreement or the Assignment and Assumption Agreement, nor the execution and consummation by the Company or the Subsidiary of the transactions contemplated hereby or thereby will, with or without the giving of notice or the passage of time, or both (i) violate any provision of Applicable Law, (ii) conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Company's or the Subsidiary's Certificate of Incorporation, or either of their Bylaws, in each case as amended, or (iii) violate in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which the Company is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company or the Subsidiary.

        3.6 BINDING OBLIGATION. This Agreement constitutes a valid and binding obligation of each of the Company and the Subsidiary, enforceable against each of them in accordance with its terms, except as enforcement of remedies may be limited by Applicable Law relating to bankruptcy, insolvency and other laws affecting the enforcement of creditors rights generally and subject to general equitable principles..

        3.7 LITIGATION. There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of the Company, threatened against or affecting, the Company or the Subsidiary or any of their respective assets or properties before any court or arbitrator or any governmental body, agency or official.

        3.8 COMPLIANCE WITH APPLICABLE LAWS. To the Knowledge of the Company, the business of the Company has not been, and is not being, conducted in violation of any Applicable Law.

        3.9 TAX RETURNS AND PAYMENT. The Company has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due. There is no material claim for Taxes that is a Lien against the property of the Company other than Liens for Taxes not yet due and payable, none of which is material. The Company has not received written notification of any audit of any Tax Return of the Company being conducted or pending by a Tax authority where an adverse determination could have a Material Adverse Effect on the Company, and no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted to the Company which is currently in effect.

        3.10 COMPANY PUBLIC FILINGS. The Company is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all Company public filings required under the Exchange Act have been made. All public filings by the Company under the Exchange Act are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements contained in such public filings not misleading in any material respect. To the Knowledge of the Company, the Company has not been threatened or is not subject to removal of its Common Stock from the OTC Bulletin Board.

        3.11 FINDERS' FEES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

            ARTICLE 4:  REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor hereby represents and warrants that the following representations and warranties are true and accurate and acknowledges and confirms that the Company is relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without same:

        4.1 ORGANIZATION AND STANDING. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to carry on its business as now conducted.

        4.2 CAPACITY AND AUTHORITY. The Investor has the necessary capacity and right to execute this Agreement. All corporate action required on the part of the Investor necessary for the authorization, execution, delivery and performance of this Agreement by the Investor has been taken.

        4.3 NO CONFLICT. Neither the execution and delivery of this Agreement by the Investor nor the execution and consummation by it of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, (i) violate any provision of Applicable Law, (ii) conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, the Investor's Certificate of Incorporation or Bylaws, in each case as amended, or (iii) violate in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which the Investor is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to the Investor.

        4.4 BINDING OBLIGATION. This Agreement constitutes a valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except as enforcement of remedies may be limited by Applicable Law relating to bankruptcy, insolvency and other laws affecting the enforcement of creditors rights generally and subject to general equitable principles.

        4.5 ACQUISITION FOR INVESTOR'S OWN ACCOUNT. The Shares and the Reserved Shares will be acquired by the Investor for its own account for investment purposes and not with a view to, or for sale in connection with, any distribution. The Investor does not presently have any contract, undertaking or agreement with any Person to sell, transfer or grant participation rights to such Person or to any other Person with respect to any of the Shares or Reserved Shares.

        4.6 ACCREDITED INVESTOR; ACKNOWLEDGMENT OF RISK. The Investor is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act of 1933. The Investor understands that the purchase of the Shares and the Reserved Shares involves substantial risk and represents that it is in a financial position to hold the Shares and the Reserved Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, its investment in such securities. In addition, by virtue of its expertise, the advice available to it and previous investment experience, the Investor has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement. The Investor and its representatives have been afforded full and free access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers and employees concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investment contemplated herein.

                  ARTICLE 5:  CONDITIONS TO THE CLOSING

The respective obligations of each Party to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived in writing by the Party benefited thereby (to the extent permitted by Applicable Law):

        5.1     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY.

        (a) Representations and Warranties; Performance. The representations and warranties by Investor set forth in Section 4 herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date; and the Investor shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement at or prior to the Closing.

        (b) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Company and its counsel, and Company and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

        5.2     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF INVESTOR.

        (a) Consents, Approvals. The Company shall have obtained all necessary consents and approvals of its board of directors, and all consents, approvals and authorizations required under its governing documents, and all necessary consents and approvals, including waivers by the Company's lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

        (b) Representations And Warranties. The representations and warranties by the Company and the Subsidiary set forth in Section
3 herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

        (c) Performance. The Company shall have performed and complied in all material respects, and shall have caused the Subsidiary to perform and comply in all material respects, with all agreements to be performed or complied with by either of them pursuant to this Agreement prior to or at the Closing.

        (d) Proceedings And Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to the transactions contemplated by this Agreement shall be reasonably satisfactory in substance and form to Investor and its counsel, and Investor and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

        (e) Agreements Regarding Subsidiary. The Company and the Subsidiary shall have consummated the Assignment and Assumption Agreement, pursuant to which all assets of the Company will be transferred to the Subsidiary, and all obligations and liabilities of the Company will be assumed by the Subsidiary. The Company, the Subsidiary and certain officers of the Company (including Monte
Ross, Ernest Clarke and Mark Peterson, collectively referred to herein as the "Managers") shall have entered into the Management Agreement, pursuant to which the Managers will agree, among other things, to terminate their respective employment agreements with the Company and to undertake the management of the Subsidiary, and the Company will agree to issue to the Managers certain shares of Series C Preferred Stock (the terms of which are set forth in the Certificate of Designation of Series C Convertible Preferred Stock annexed hereto as Appendix D) and options, all as set forth in the Management Agreement.

        (f) SEC Filing and Trading Status. The Company shall be a fully compliant reporting public company under the Securities
Exchange Act of 1934, and shall be current in all of its reports required by the SEC, and the Company shall not have been threatened or subject to delisting from the OTC Bulletin Board.

        (g) Resignations. On the Closing Date, the Company shall deliver to the Investor a certified resolution of the Directors of the Company electing up to three individuals designated by the Investor to the Board of Directors of the Company, effective upon consummation of the Closing, together with written resignations of each of the Company's Directors and Officers (excepting the Investor designees), which shall be effective ten days after the mailing of the information statement to the Company shareholders, as described in Section 6.2, below.
ARTICLE 6:  POST CLOSING COVENANTS

        6.1     INDEMNIFICATION.

        (a) Indemnification by Company and Subsidiary. The Company and the Subsidiary shall, jointly and severally, indemnify, defend and hold harmless each of the Investor, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director or partner of the Investor, any subsidiary or affiliate thereof or an employee of the Investor, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "Investor Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by the Company or the Subsidiary, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, (ii) the consummation of the transactions contemplated herein, and any action taken in connection therewith; or (iii) any liability of the Company as of the Closing Date assumed by the Subsidiary pursuant to the terms of the Assignment and Assumption Agreement.
Any Investor Indemnified Party wishing to claim indemnification under this Section 6.1, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company or the Subsidiary in writing, but the failure to so notify shall not relieve the Company from any liability that it may have under this Section 6.1, except to the extent that such failure would materially prejudice the Company or the Subsidiary.

        (b) Indemnification by Investor. Investor shall indemnify, defend and hold harmless each of the Company and the Subsidiary and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer, director, employee or partner of the Company or the Subsidiary and their respective heirs, legal representatives, successors and assigns (the "Company Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by the Investor or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) the consummation of the transactions contemplated herein, and any action taken in connection therewith. Any Company Indemnified Party wishing to claim indemnification under this Section 6.1, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Investor in writing, but the failure to so notify shall not relieve Investor from any liability that it may have under this Section 6.1, except to the extent that such failure would materially prejudice the Investor.

        (c) Indemnification of the Escrow Agent. Each of the Company, the Investor and the Subsidiary (the "Indemnitors") agrees, jointly and severally, to indemnify the Escrow Agent against, and hold him harmless from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to his service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Escrow
Agent. If the Escrow agent wishes to claim indemnification under this Section 6.1, upon learning of any such claim, action, suit, proceeding or investigation, he shall notify the Indemnitors in writing, but the failure to so notify shall not relieve
Indemnitors from any liability that they may have under this
Section 6.1, except to the extent that such failure would materially prejudice the Indemnitors.

        6.2 INFORMATION STATEMENT. Within five (5) days after the Closing Date, the Company shall file with the SEC an information statement pursuant to SEC Rule 14f-1 and shall mail it to the shareholders of record.

                       ARTICLE 7:  GENERAL PROVISIONS.

        7.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

        7.2 EXPENSES. Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

        7.3 ENTIRE AGREEMENT. This Agreement (including the agreements, documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter including the Letter of Intent executed by the Investor and the Company on April 27, 2006, except that the provisions of paragraph 11 of the Letter of Intent shall survive until the earlier or the Closing
Date or the termination of this Agreement, and the provisions of paragraph 12 thereof shall survive.

        7.4 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that in no event may the right to indemnification provided by Section 6 hereof be assigned by any of the Parties, with or without consent, except by operation of law. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

        7.5 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

        (a) If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

        (b) If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

        (c) If otherwise actually personally delivered, when delivered. All notices and other communications under this Agreement shall be sent or delivered as follows:


        If to the Investor, to:

		Huakang Zhou, Chief Executive Officer
		Warner Technology & Investment Corp.
		c/o American Union Securities, Inc.
		100 Wall Street - 15th Floor
		New York, NY 10005

		Telephone:  212-232-0120
		Facsimile:   212-786-5867

	If to the Company and/or the Subsidiary, to:

		Monte Ross, Chief Executive Officer
		Ultradata Systems Incorporated
		1240 Dielmann Industrial Court
		St. Louis, MO  63132

		Telephone:  314-997-2250
		Facsimile:  314-997-1281

Each Party may change its address by written notice in accordance with this Section.

        7.6     COUNTERPARTS.   This Agreement may be executed in one or
more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

        7.7 NO THIRD PARTY BENEFICIARIES. Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

        7.8 AMENDMENTS. No amendment of this Agreement shall be binding unless set forth in a writing duly executed by each of the Parties.

        7.9 IN WITNESS WHEREOF, the Parties have signed as of the date first hereinabove written.


ULTRADATA SYSTEMS, INCORPORATED

By: /s/ Monte Ross
-------------------------------
	Monte Ross
	Chief Executive Officer

RW DATA, INC.

By: /s/ Ernest Clarke
-------------------------------
	Ernest Clarke
	President

WARNER TECHNOLOGY & INVESTMENT CORP.

By: /s/ Huakang Zhou
-------------------------------
	Huakang Zhou
	Chief Executive Officer